Exhibit 10.3

                            RISK MANAGEMENT AGREEMENT


         THIS RISK MANAGEMENT AGREEMENT (this "Agreement") is made and entered into this 3rd day of May, 1999, by and between PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY, a New York life insurance company ("PHL"), and HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation ("HRH").

                                    Recitals:

         WHEREAS, PHL desires to engage HRH to perform certain insurance brokerage and related services in connection with PHL's insurance coverages; and

         WHEREAS, HRH desires to perform such services for PHL on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises made by the parties herein, the parties agree as follows:

         1. Appointment. PHL hereby appoints and designates HRH as its agent, and HRH hereby accepts such appointment and designation subject to the terms and conditions of this Agreement.

         2. Services. During the term of this Agreement, HRH shall provide to PHL, with respect to those insurance coverages and programs maintained by PHL that are listed on Schedule A attached hereto (collectively, with such other coverages and programs as PHL or its subsidiaries may from time to time elect to place through HRH or its affiliates, the "Insurance Coverages"), those services customarily provided by an insurance broker (collectively, the "Services"), including, without limitation, the following:

                  (a)      At  least   annually,   analyzing   PHL's   Insurance
Coverages and making recommendations to PHL for improvements therein;

                  (b)      Working   with  PHL  to  update   underwriting   data
concerning exposures relative to the Insurance Coverages;

                  (c) Assisting PHL in the preparation of underwriting submissions from data gathered pursuant to paragraph (b) above, with such submissions being reviewed and approved by PHL prior to submission to underwriters;

                  (d) Working with PHL prior to coverage placement or renewal to develop a strategy for negotiations with underwriters, such strategy to address markets to be solicited, insurance coverage requirements, insurance limits and pricing of coverage;

                  (e) Conducting policy placement and renewal negotiations on behalf of PHL with underwriters, in which negotiations PHL may be involved at its discretion;

                  (f) Preparing comparative analyses of all quotations and proposals submitted by underwriters and properly providing such to PHL;

                  (g) Placing coverages with underwriters as requested and approved by PHL;

                  (h) Meeting with PHL when reasonably requested by PHL to describe coverages placed by HRH;

                  (i) Receiving and transmitting claims information as directed by PHL and providing those claims processing and administrative services currently provided by PHL's current primary broker;

                  (j)      Identifying, assessing and analyzing risks of PHL;

                  (k) Working with PHL to develop risk and loss control programs;

                  (l) Implementing an account servicing plan satisfactory to PHL, including coverage interpretation, certificates of insurance, claims tracking and analysis and related services;

                  (m)      Providing    premium/claim   cost   projections   for
budgeting purposes;

                  (n)      Monitoring  the   effectiveness   of  each  Insurance
Coverage and making appropriate recommendations with respect thereto to PHL; and

                  (o)      Maintaining appropriate records as described below.

         HRH will maintain, for six (6) years, the written records customarily maintained in the brokerage business, including, but not limited to, records and copies of policies, premium payments, premium audits, correspondence, loss data, underwriting submissions, coverage interpretations provided by HRH, and risk analysis, evaluations and identification. All such records will be the property of PHL and will, unless otherwise directed in writing by PHL, be delivered to PHL, at PHL's expense, at the earlier of the end of six (6) years, or within twenty (20) days of termination of this Agreement. HRH shall be permitted to retain copies of such records, subject to the confidentiality provisions of this Agreement. The foregoing notwithstanding, PHL shall have the right to obtain and retain the originals of all policies issued to it or its subsidiaries, all related forms, and all related correspondence addressed to it or such subsidiaries.

         3. Standard of Care. In providing the Services hereunder, HRH shall perform in a fashion that at least meets the standard of care exercised by PHL's current insurance broker.


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

         4. Responsibilities of PHL. In addition to its other obligations contained herein, PHL agrees as a condition to the performance by HRH of its obligations hereunder, to be responsible for:

                  (a) Making final decisions with respect to underwriting submissions and all matters relating to the Insurance Coverages and risk management;

                  (b) Rendering to HRH promptly complete and accurate information as to PHL's loss experience, risk exposures (including any changes in the analysis or scope of PHL's risk exposures) and any other information in PHL's possession reasonably requested by HRH except that loss experience reports for PHL's workers compensation, property and general liability coverages shall be promptly prepared by HRH and provided to PHL;

                  (c)      Advising   HRH  promptly  of  any  changes  in  PHL's
business operations that may affect the Services provided or the Insurance Coverages procured hereunder;

                  (d) Promptly paying all invoices for premiums, fees, charges and taxes due on any Insurance Coverages placed by HRH for PHL; and

                  (e)      Designating  one  or  more   representatives   to  be
responsible for providing all instructions, data, information and assistance reasonably required of PHL by HRH hereunder.

         5.       Compensation.

                  (a) In consideration for the Services to be provided by HRH hereunder with respect to the Insurance Coverages, compensation will be targeted at PHL's current payments for agency services (which are described in Schedule 5 hereto) plus inflation costs. Whenever reasonably possible, the compensation shall be fee-based. All commissions and fees shall be disclosed in writing to PHL on or before the time of billing.

                  (b) The parties agree to renegotiate the compensation provided in paragraph (a) above in the event of any merger, acquisition, consolidation, divestiture or dissolution involving PHL or any of its subsidiaries or such other substantial change in PHL's or such subsidiaries' businesses as results in a material increase or decrease in the responsibilities of and time required by HRH in the performance of the Services hereunder.

                  (c) Any sales, use, excise, value added or similar taxes incurred in connection with this Agreement shall be the responsibility of PHL, whether or not billed by HRH.

                  (d) PHL acknowledges and agrees that unaffiliated wholesalers, intermediaries and other parties may be used by HRH in the placement and servicing of Insurance Coverages for PHL, provided, however, that no such use by HRH of wholesalers, intermediaries or other parties shall relieve HRH of any liability under this Agreement for performance of the Services in accordance with the terms and conditions of this Agreement. PHL acknowledges that such persons' compensation for Services will sometimes be separate and not included in the


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

compensation of HRH provided for in paragraph (a) above or otherwise governed by the terms of this Agreement. HRH agrees that to the extent such persons are so compensated, PHL will not also be required to compensate HRH for provision of such Services.

         6.       Certain Limitations.

                  (a) The Services to be provided by HRH are not of a legal nature, and HRH shall in no event give, or be required to give, any legal opinions or provide any legal representation to PHL.

                  (b) With PHL's prior approval, HRH may assign performance of the Services under this Agreement to any of its personnel and to assign to its subsidiaries any part or all of HRH's rights and duties hereunder. HRH reserves the right to subcontract to any third party where such subcontracting is necessary to comply with any state insurance or other applicable law. The foregoing notwithstanding, no such assignment or subcontract shall relieve HRH of liability hereunder for performance of the Services or otherwise. Furthermore, HRH shall cause such subsidiaries and third parties to abide by the terms of this Agreement to the same extent as if they were parties hereto and HRH shall be liable to PHL for all actions by such persons which, if they were parties hereto, would constitute breaches of this Agreement.

                  (c) PHL acknowledges and agrees that HRH is not the insurer of any exposure, and that HRH does not guarantee the availability of any form of insurance coverage, the reasonableness of any terms and conditions thereof nor the financial solvency of the insurer.

                  (d) The Services provided by HRH hereunder are provided for the exclusive use of PHL and its subsidiaries, and such Services, data, recommendations, proposals, reports and similar information provided by HRH, are not to be distributed to, used or relied upon by other parties.

                  (e) Nothing in this Agreement or any other document shall be construed to require PHL to place the following coverages through HRH: (i) any coverages now or hereafter obtained for any subsidiary in which PHL owns, directly or indirectly, shares representing less than eighty percent (80%) of the voting power held by all shareholders of such entity; (ii) those coverages for agents of PHL or its affiliates which are currently obtained through AON Financial Group; or (iii) any coverages now or hereafter maintained with respect to any real property owned by a separate account of PHL or any of its Subsidiaries. The foregoing notwithstanding, PHL will encourage those of its subsidiaries encompassed under clause (i) to place their insurance through HRH.

         7.       Confidentiality.

                  (a) HRH acknowledges that in the course of performance of this Agreement, it will acquire Confidential Information (as defined below) regarding the business of PHL and its subsidiaries and that unauthorized disclosure of such Confidential Information could irreparably harm PHL or its subsidiaries. As used in this Agreement, the term "Confidential


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

Matters" includes, but is not limited to, the following items, whether existing now or created in the future: (i) all knowledge or information concerning the business, operations and assets of PHL or its subsidiaries which is not readily available to the public such as: internal operating procedures; investment strategies; sales data and customer lists; financial plans, projections and reports; and insurance and investment company programs, plans and products; (ii) all property owned, licensed and/or developed by or for PHL or its subsidiaries and not readily available to the public, such as computer systems, programs, software devices, plus information about the design, methodology and documentation therefor; (iii) information about or personal to PHL's or its subsidiaries' insureds, clients and investors, as well as applicants; (iv) information, materials, product or any other tangible or intangible assets in PHL's or its subsidiaries' possession or under its control which is proprietary to, or confidential about, any other person or entity; and (v) records and repositories of all of the foregoing, in whatever form maintained.

                  The foregoing notwithstanding, the following shall not be considered Confidential Matters: (aa) general skills and experience gained by HRH in providing Services to PHL or its subsidiaries; (bb) information publicly available or generally known within the insurance or data processing industries;
(cc) information known to HRH prior to disclosure hereunder; (dd) information independently developed by HRH; and (ee) information which becomes available to HRH on a non-confidential basis from sources other than PHL or its subsidiaries, provided HRH does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

                  (b) Notwithstanding anything herein to the contrary, HRH shall not be deemed to be in breach of the provisions of this Section 7 in the event it is legally required to disclose any Confidential Information pursuant to an order or other legal process issued by any governmental or judicial authority having jurisdiction over it. In the event HRH, its subsidiaries or any of its permitted subcontractors is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or process) to disclose any Confidential Matters, HRH agrees that it will provide PHL with prompt notice of any such request or requirement (written, if applicable) so PHL may seek an appropriate protective order or waive compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, HRH, any of its subsidiaries or any of its permitted subcontractors is, in the opinion of its counsel, compelled to disclose Confidential Matters, HRH, such subsidiary or such permitted subcontractor, as the case may be, may disclose that portion of the Confidential Matters which its counsel advises that it is compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Matters which is being disclosed. In any event, HRH and its subsidiaries will not oppose any action by PHL to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Matters.


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

                  (c) HRH stipulates that breach of the provisions of this Agreement concerning Confidential Matters could cause PHL, or the rightful owner or subject of such matters, irreparable injury inadequately compensable through monetary damages, and accordingly, agrees that PHL shall be entitled to injunctive relief against any such breach or threatened breach in addition to any other available remedies.

                  (d) The obligations of HRH under this Section 7 shall survive any termination of this Agreement and shall remain in full force and effect thereafter.

         8. Exclusion of Liability. HRH shall at all times act in good faith use its reasonable commercial efforts to ensure the accuracy and completeness of all Services performed under this Agreement, but assumes no responsibility and shall not be liable for any loss or damage incurred by PHL and its affiliates due to errors or omissions unless such errors or omissions are caused by the gross negligence, bad faith or reckless or willful misconduct of HRH or its employees, subcontractors and agents. Notwithstanding anything herein to the contrary, neither HRH nor PHL shall be liable to the other for any consequential, incidental, exemplary, indirect, punitive or special damages, including, without limitation, loss of anticipated profits.

         9. Relationship of Parties. The parties hereto agree that the relationship between them is one between independent contractors and that all personnel supplied by HRH in providing the Services to PHL shall at all times be employees of HRH, under its supervision and control, and shall not be deemed employees of PHL for any purposes whatsoever.

         10.      Term and Termination.

                  (a) General. The term of this Agreement shall be for a period commencing on the date of this Agreement and ending, as to each Insurance Coverage then maintained by PHL or its subsidiaries through HRH, on such coverages' respective dates of termination in 2005 (such period being the "Initial Term"), unless sooner terminated as provided hereunder. Upon the expiration of the Initial Term, this Agreement may be renewed by PHL for additional one (1) year periods upon written notice given to HRH not less than ninety (90) days prior to the expiration of the Initial Term or any renewal term, each of which renewal terms will, unless further renewed, end in their years of termination with respect to each coverage separately, as provided above for the Initial Term. HRH's compensation for Services rendered during any renewal term shall be as agreed upon in writing by the parties.

                  (b) By PHL for Cause. If HRH shall: (i) breach Section 7(a) of this Agreement; (ii) breach any material provision of this Agreement, and shall fail to cure such breach within fifteen (15) days after receipt of written notice from PHL; or (iii) make an assignment for the benefit of creditors or file, or have filed against it, a petition in bankruptcy, or petition or apply to any tribunal for any receiver, custodian or any trustee of any substantial part of its property, or commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, then PHL may terminate this Agreement immediately. In the event of such termination under this paragraph (b) by PHL, PHL shall pay all sums earned by HRH hereunder through the



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

date of termination. Upon PHL's payment of all such sums earned, if any, PHL shall have no further obligation hereunder.

                  (c) By HRH for Cause. If PHL shall (i) breach any material provision of this Agreement, and shall fail to cure such breach within fifteen (15) days after receipt of written notice from HRH, or (ii) make an assignment for the benefit of creditors or file, or have filed against it, a petition in bankruptcy, or petition or apply to any tribunal for any receiver, custodian or any trustee of any substantial part of its property, or commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, then HRH may terminate this Agreement. In such event, PHL shall pay to HRH on the effective date of such termination, in full settlement of all claims by HRH hereunder, one lump sum payment in an amount equal to [To be discussed], and any other accrued charges in accordance with this Agreement.

         11. Entire Agreement. This Agreement expresses the entire understanding of the parties with respect to the subject matter hereof and there are no oral or written agreements or understandings with respect to such subject matter which are not set forth herein.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         13. Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction thereof.

         14. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         15. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:


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

         If to HRH, to it at:     Hilb, Rogal and Hamilton Company
                                  4235 Innslake Drive
                                  P.O. Box 1220
                                  Glen Allen, Virginia 23060
                                  Telecopier:  (804) 747- 3138
                                  Attn:    Walter L. Smith, Esquire

         With a copy to:          Williams Mullen Christian & Dobbins
                                  1021 East Cary Street, 16th Floor
                                  Richmond, Virginia 23219
                                  Telecopier: (804) 783-6507
                                  Attention:  Theodore L. Chandler, Jr., Esquire

         If to PHL,               Phoenix Home Life Mutual Insurance Company
         to it at:                One American Row
                                  Hartford, Connecticut  06102-5056
                                  Telecopier: (860) 403-7116
                                  Attention: Dorothy K. Dropick

         With a copy to:          Phoenix Home Life Mutual Insurance Company
                                  One American Row
                                  Hartford, Connecticut  06102-5056
                                  Telecopier: (860) 403-5182
                                  Attention:  Carole A. Masters, Esquire

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three (3) business days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         16. Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party hereto.

         17. Cumulative Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not


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

preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         18.      Third Party  Beneficiaries.  Except as  otherwise  provided in
Section 7, this Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         19. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of Hartford Connecticut, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, for the purpose of any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, proceeding or investigation by or before any governmental ("Action") arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof, may not be enforced in or by such court and (iii) hereby agrees not to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other Action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or Connecticut law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.7 hereof is reasonably calculated to give actual notice.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         21. Expenses. Each of the parties hereto shall bear its own expenses incurred in connection with this Agreement, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                     HILB, ROGAL AND HAMILTON COMPANY


                                     By: /s/ Andrew L. Rogal
                                         ---------------------------------------
                                     Name: Andrew L. Rogal
                                     Its:  President and Chief Executive Officer


                                     PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


                                     By: /s/ David W. Searfoss
                                         ---------------------------------------
                                     Name: David W. Searfoss
                                     Its:  Executive Vice President and Chief
                                            Financial Officer

                                   SCHEDULE 5

                                  Compensation


         In  consideration  of HRH's provision of the Services,  as described in
Section 2, compensation to HRH will be targeted at a ten percent (10%) commission rate. PHL's and its subsidiaries' current coverages are as described in the exhibit hereto [omitted]. Compensation will be earned and billed on a pro rata basis. The property-casualty program will be downsized upon the sale of American Phoenix Corporation; PHL anticipates a corresponding decrease in premiums and fees.